UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 31, 2015

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
The disclosures set forth in Item 2.01 of this Current Report on Form 8-K under the headings “Registration Rights Agreement” and “Tax Protection Agreement” are incorporated into this Item 1.01 by reference.
Item 2.01     Completion of Acquisition or Disposition of Assets.
On March 31, 2015, Pennsylvania Real Estate Investment Trust (“PREIT”), through its operating partnership PREIT Associates, L.P. (the “PREIT Associates”), completed the previously announced acquisition (the “Closing”) of the property commonly known as Springfield Town Center in Springfield, Virginia (the “Property”) pursuant to the Contribution Agreement (the “Contribution Agreement”) dated March 2, 2014 by and among PREIT Associates, PREIT, PR Springfield Town Center LLC, a Delaware limited liability company and wholly-owned subsidiary of PREIT Associates, Franconia Two, L.P., a Virginia limited partnership (“Franconia”) and Vornado Realty L.P., a Delaware limited partnership (“Vornado”).
Consideration
Pursuant to the Contribution Agreement, PREIT Associates acquired the Property from Franconia for total consideration, which consisted of the following components and is net of closing fees and expenses:
(i) the assumption and immediate payoff of $263.8 million of indebtedness owed to Vornado affiliates;
(ii) a $52.4 million cash payment to Franconia in reimbursement of certain capital expenditures, such amount being net of certain adjustments, prorations and net credits, including $19.0 million for future tenant improvements and allowances; and
(iii) 6,250,000 Class B common limited partnership units of PREIT Associates ("Common Units"), which, based on the closing price per share of PREIT’s common shares on the New York Stock Exchange on March 31, 2015 of $23.23, had a Closing Date value of $145.2 million.
Franconia is also entitled to receive additional consideration (the “Earnout”), the amount of which will be calculated as of the third anniversary of Closing and will be equal to (i) 50% of the excess, if any, of (x) the quotient of (A) the Property’s net operating income as of the date on which the Earnout is calculated, divided by (B) 5.5%, over (y) $465,000,000. To the extent that Earnout consideration is payable, an additional portion of such Earnout amount will be payable to Franconia as a refund of certain indemnity payments, if any, which may be made by Franconia to PREIT Associates prior to the Earnout payment date. Any Earnout will be payable in preferred units of PREIT Associates (the “Preferred Units”), with each Preferred Unit valued at its liquidation preference of $25.00 per Preferred Unit.
Pursuant to the Contribution Agreement, Franconia is responsible for completing certain aspects of the redevelopment of the Property that were not completed prior to Closing.
Registration Rights Agreement
At Closing, PREIT and PREIT Associates entered into a registration rights agreement with Franconia (the “Registration Rights Agreement”), granting Franconia certain customary registration rights for Common Shares issuable, or that may become issuable, upon redemption of the Common Units or Preferred Units acquired by Franconia pursuant to the Contribution Agreement. Pursuant to the Registration Rights Agreement, PREIT has agreed, at Franconia’s request, that it will file and maintain a shelf registration statement.
Tax Protection Agreement
At Closing, PREIT Associates and PR Springfield Town Center LLC entered into a tax protection agreement (the “Tax Protection Agreement”), pursuant to which PR Springfield Town Center LLC agreed not to transfer or dispose of the Property if it would result in the recognition of taxable income or gain by the prior owner of the Property prior to the death of the prior owner of the Property, and to indemnify Franconia and VRLP from and against certain tax liabilities resulting from a transfer of the Property prior to the death of the prior owner of the Property.
Ownership Limitation and Standstill

Vornado has agreed that for a period of five (5) years following the Closing Date, Vornado and its affiliates may not beneficially own more than 9.9% of PREIT’s outstanding equity securities or take certain actions with respect to the capital shares or corporate governance of PREIT or with respect to certain transactions with PREIT or its subsidiaries.

The foregoing descriptions of the Contribution Agreement, Registration Rights Agreement and Tax Protection Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements. A copy of the Contribution Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K dated March 3, 2014 and the Quarterly Report on Form 10-Q filed on August 1, 2014 and is incorporated into this Item 2.01 by reference. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference. A copy of the Tax Protection Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

A copy of the press release issued by PREIT on April 1, 2015 announcing the completion of the acquisition is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 3.02    Unregistered Sale of Securities
The information required to be reported under this Item 3.02 is incorporated by reference from Item 2.01 of this Current Report on Form 8-K. The Common Units were issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder and exemption from registration under applicable state securities laws. Franconia has represented that Franconia is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, is financially sophisticated and is acquiring the Common Units and any Preferred Units for its own account and for investment purposes.
Item 9.01    Financial Statements and Exhibits
(a) Financial Statements of Acquired Business
The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information
The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K was required to be filed.
(d) Exhibits

2.1
Contribution Agreement, dated as of March 2, 2014, by and among Franconia Two, L.P., PR Springfield Town Center LLC, PREIT Associates, L.P. and Vornado Realty L.P. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pennsylvania Real Estate Investment Trust on March 3, 2014 and the Quarterly Report on Form 10-Q filed on August 1, 2014.)

4.1	Registration Rights Agreement, dated March 31, 2015, between Pennsylvania Real Estate Investment Trust, Franconia Two, L.P. and PREIT Associates, L.P.

10.1	Tax Protection Agreement, dated March 31, 2015, between PREIT Associates, L.P., PR Springfield Town Center LLC, Franconia Two, L.P., and Vornado Realty L.P.

99.1	Press release dated April 1, 2015

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, we may be unable to realize the anticipated benefits of the transaction. In addition, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility and our 2014 Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; the effects of online shopping and other uses of technology on our retail tenants; risks related to development and redevelopment activities; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; changes to our corporate management team and any resulting modifications to our business strategies; increases in operating costs that cannot be passed on to tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions or other equity issuances. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 1, 2015	By: /s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index

4.1	Registration Rights Agreement, dated March 31, 2015, between Pennsylvania Real Estate Investment Trust, Franconia Two, L.P. and PREIT Associates, L.P.

10.1	Tax Protection Agreement, dated March 31, 2015, between PREIT Associates, L.P., PR Springfield Town Center LLC, Franconia Two, L.P., and Vornado Realty L.P.

99.1    Press release dated March 31, 2015